                                                                      EXHIBIT 11

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                       COMPUTATION OF EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARE
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                      1995     1994     1993
                                                     -------  -------  -------
PRIMARY EARNINGS PER COMMON AND COMMON EQUIVALENT
 SHARE:
Earnings:
  Income from continuing operations................. $ 1,064  $   929  $   720
  Income from operations of discontinued health plan
   segment, net of income taxes.....................       -        -       16
  Extraordinary charges on extinguishments of debt,
   net of income tax benefits.......................    (103)    (115)     (97)
                                                     -------  -------  -------
      Net income.................................... $   961  $   814  $   639
                                                     =======  =======  =======
Shares used in the computation (in thousands):
    Weighted average common shares outstanding...... 443,605  423,225  405,564
    Dilutive effect of common stock equivalents.....   5,109    6,070    7,472
                                                     -------  -------  -------
      Shares used in computing earnings per common
       and common equivalent share.................. 448,714  429,295  413,036
                                                     =======  =======  =======
Primary earnings per common and common equivalent
 share:
  Income from continuing operations................. $  2.37  $  2.16  $  1.75
  Income from operations of discontinued health plan
   segment..........................................       -        -      .04
  Extraordinary charges on extinguishments of debt..    (.23)    (.27)    (.24)
                                                     -------  -------  -------
      Net income.................................... $  2.14  $  1.89  $  1.55
                                                     =======  =======  =======
FULLY DILUTED EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE:
Earnings:
  Income applicable to common stock................. $ 1,064  $   929  $   720
  Interest addback on convertible securities, net of
   income taxes.....................................       -        2        3
                                                     -------  -------  -------
    Adjusted income applicable to common stock......   1,064      931      723
  Income from operations of discontinued health
   plan segment, net of income taxes................       -        -       16
  Extraordinary charges on extinguishments of debt,
   net of income tax benefits.......................   (103)     (115)     (97)
                                                     -------  -------  -------
      Net income.................................... $   961  $   816  $   642
                                                     =======  =======  =======
Shares used in the computation (in thousands):
    Weighted average common shares outstanding...... 443,605  423,225  405,564
    Dilutive effect of common stock equivalents and
     other
     dilutive securities............................   5,421    7,510   10,624
                                                     -------  -------  -------
      Shares used in computing earnings per common
       and common equivalent share.................. 449,026  430,735  416,188
                                                     =======  =======  =======
Fully diluted earnings per common and common
 equivalent share:
  Income from continuing operations................. $  2.37  $  2.16  $  1.74
  Income from operations of discontinued health
   plan segment.....................................       -        -      .04
  Extraordinary charges on extinguishments of debt..    (.23)    (.27)    (.23)
                                                     -------  -------  -------
      Net income.................................... $  2.14  $  1.89  $  1.55
                                                     =======  =======  =======